CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
The Caldwell & Orkin Funds, Inc.


     We consent to the inclusion in the Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A under the Securities Act of 1933 (File No. 33-35156) of our report dated May 22, 1997, on our audit of the financial statements and financial highlights of The Caldwell & Orkin Funds, Inc. appearing in the Registrant's 1997 Annual Report. We also consent to the reference of our Firm under the caption "Independent Accountants".



/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
June 26, 1997